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                                                                    EXHIBIT 23.2
                       [McKONLY & ASBURY LLP LETTERHEAD]


     We consent to incorporation by reference in the registration statements (Nos. 333-93785, 333-94301 and 333-89644) on Forms S-8 of Donegal Group Inc. of
our report dated June 9, 2004, relating to the financial statements and supplemental schedule of the Donegal Mutual Insurance Company 401(k) Plan as of December 31, 2003 and for the year then ended, which report is incorporated by reference or appears in the December 31, 2004 annual report on Form 11-K of Donegal Mutual Insurance Company 401(k) Plan.




/s/ McKONLY & ASBURY, LLP

Harrisburg, Pennsylvania
July 11, 2005